NEWS RELEASE for August 20, 2008

Contact:	Allen & Caron	Jonathan Hunt, CFO
	Michael Mason (investors)	509-375-1202
	Brian Kennedy (media)	jhunt@isoray.com
212 691 8087
michaelm@allencaron.com
brian@allencaron.com

IsoRay Inc. Announces Fourth Quarter & Fiscal Year 2008 Results

Richland, Washington (August 20, 2008) … IsoRay Inc. (AMEX:ISR), a medical isotope company focused on the treatment of prostate cancer and other malignant disease through use of its proprietary radioisotope technology, announces today its financial results for the quarter and year ended June 30, 2008.

“This year has seen many changes at IsoRay,” said IsoRay Chairman and CEO Dwight Babcock. “We have made significant steps in focusing on the core business, gaining efficiencies, lowering the cost structure, and reducing cash expenditures. With the majority of the operational changes in place we are actively hiring and building up our sales force in an effort to substantially improve our top line growth.”

All of the Company’s revenues were generated through sales of Proxcelan™ Cesium-131 seeds for the treatment of prostate cancer. Since the first patient implant in October 2004 over 2,800 prostate cancer patients have been treated with Cesium-131.

Key Financial Metrics
	FY2008	FY2007	% Chg
Product sales	7,158,690	5,738,033	25%
Gross loss	(151,434)	(54,597)	177%
Net loss	(8,557,507)	(9,605,155)	-11%

	Q4-FY2008	Q4-FY2007	% Chg
Product sales	1,760,985	1,652,740	7%
Gross margin (loss)	381,139	(7,372)	5,270%
Net loss	(1,441,439)	(2,735,183)	-47%

	Q4-FY2008	Q3-FY2008	% Chg
Product sales	1,760,985	1,783,642	-1%
Gross margin	381,139	100,661	279%
Net loss	(1,441,439)	(2,170,324)	-34%

For fiscal year 2008, sales revenue increased by 25% to $7,158,690 over fiscal year 2007. Centers ordering in fiscal year 2008 have increased 25% to 99, an increase from 79 centers in fiscal year 2007. The increase in Proxcelan sales during the fiscal year can be attributed mainly to the increased number of centers ordering, and the accruing data from the monotherapy multi-institutional trial that continues to show homogeneous gland coverage, quicker resolution of side effects, and rapidly declining PSAs for Proxcelan patients.

Net loss for fiscal year 2008 decreased 11% to $8,557,507. Over the past six months, the Company has improved its overall cost structure by refocusing on its core business and working to further streamline its business processes. This effort has resulted in improved margins and lower expenses.

Sales revenue increased 7% to $1,760,985 for the fourth quarter ending June 30, 2008 compared to the prior quarter ended June 30, 2007. Gross margin for the fourth quarter was $381,139, an improvement of 5,270% over the gross loss of $7,372 for the prior year fourth quarter and increased 279% from the gross margin of $100,661 for the previous quarter. Over the past six months, the Company has focused on improving its production cost structure by improving isotope forecasting and ordering, labor efficiency, and production procedures. This focus on the production cost structure has led to improved gross margins and the Company is continually reviewing its processes to discover additional improvements.

Net loss for the quarter ended June 30, 2008 was $1,441,439 which represents an improvement of 47% and 34% over the net loss for the quarters ended June 30, 2007 and March 31, 2008, respectively. The reduced net loss again demonstrates the Company’s improvements in production efficiencies and overall cost structure during the past six months as discussed above.

The Company had cash and short-term investments of $8,546,033 as of June 30, 2008.

The financial results reported today do not take into account any adjustments that may be required in connection with the completion of the Company’s audit and review process and should be considered preliminary until IsoRay files its Form 10-K for the fiscal year ended June 30, 2008.

The Company said additional major milestones achieved during the past fiscal year include:

•
The first FDA inspection of the Richland production facility covering manufacturing and quality systems. The inspection concluded with no issuance of an FDA form 483 showing no deviations from Good Manufacturing Practices.

•
Completion of inspection by the British Standards Institution (BSI) has resulted in IsoRay receiving certification to the international quality standard, ISO 13485:2003. This certification will allow IsoRay to register its products in Canada and Russia and, upon approval, receive CE mark for sale of product in the EEA.

•
The Cesium-131 Advisory Group’s (CAG) article entitled “Recommendations for permanent prostate brachytherapy with Cs-131: a consensus report from the Cesium Advisory Group.” has been accepted the Journal of Brachytherapy and will be published Q4 of calendar year 2008. This article will support the adoption of Cesium-131 in centers who are interested in using the isotope but would like to see guidelines from experts on how to treat their patients using Cesium-131. In addition, there are several other articles accepted for publication by the end of the year.

•
During fiscal year 2008, we opened a new production facility and closed our old production facility. The new facility has a better workflow and increased capacity that will allow the Company to meet production needs for the foreseeable future.

The Company also said that continuing initiatives include:

•
The Company continues to develop an enrichment technology to produce “enriched barium” having a higher concentration of the Barium-130 isotope than is found in naturally occurring barium. Irradiating enriched barium will result in higher yields of Cesium-131 and significantly reduce Cesium-131 production costs.

•	The documentation required to register Cesium-131 in Russia and Canada has been completed and submitted to the respective country’s regulatory body for review and approval.

About IsoRay

IsoRay, Inc., through its subsidiary, IsoRay Medical, Inc., is the sole manufacturer and marketer of the Cesium-131 brachytherapy seed, used to treat prostate and other cancers. The Cesium-131 seed offers a significantly shorter half-life than the two other isotopes commonly used for brachytherapy, which results in a substantially faster delivery of therapeutic radiation, lower probability of cancer cell survival and reduction of common brachytherapy side effects(a)(b). IsoRay is based in Richland, Washington. More information is available about IsoRay at www.isoray.com.

(a) Armpilia CI, Dale RG, Coles IP, et al. The Determination of Radiobiologically Optimized Half-lives for Radionuclides Used in Permanent Brachytherapy Implants. Int. J. Radiation Oncology Biol. Phys. 2003; 55 (2): 378-385.

(b) Prestidge B.R., Bice W.S., Jurkovic I., et al. Cesium-131 Permanent Prostate Brachytherapy: An Initial Report. Int. J. Radiation Oncology Biol. Phys. 2005; 63 (1): 5336-5337.

Safe Harbor Statement

Statements in this news release about IsoRay's future expectations, including: the advantages of our Cesium-131 seed, future demand for IsoRay's existing and planned products, IsoRay's manufacturing needs and capabilities, whether new sites will achieve licensure and result in future sales both in the U.S. and abroad, whether enrichment technology will develop a viable method for producing enriched barium and create manufacturing efficiencies, and whether IsoRay will be able to reduce operating costs and increase revenue, and all other statements in this release, other than historical facts, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"). This statement is included for the express purpose of availing IsoRay, Inc. of the protections of the safe harbor provisions of the PSLRA. It is important to note that actual results and ultimate corporate actions could differ materially from those in such forward-looking statements based on such factors as physician acceptance, training and use of IsoRay's products, changing levels of demand for IsoRay's current and proposed future products; whether later studies and protocols support the findings of the initial studies, success of future research and development activities, IsoRay's ability to successfully manufacture, market and sell its products, IsoRay's ability to manufacture its products in sufficient quantities to meet demand within required delivery time periods while meeting its quality control standards, IsoRay's ability to enforce its intellectual property rights, changes in reimbursement rates, changes in laws and regulations applicable to our product, and other risks detailed from time to time in IsoRay's reports filed with the SEC.

IsoRay Inc. and Subsidiaries
Consolidated Statements of Operations

	Year Ended	Year Ended
	June 30, 2008	June 30, 2007
	(unaudited)

Product sales	$7,158,690	$5,738,033
Cost of product sales	7,310,124	5,792,630

Gross loss	(151,434)	(54,597)

Operating expenses:
Research and development expenses	1,358,075	1,345,163
Sales and marketing expenses	3,725,164	3,384,472
General and administrative expenses	3,568,048	4,915,598

Total operating expenses	8,651,287	9,645,233

Operating loss	(8,802,721)	(9,699,830)

Non-operating income (expense):
Interest income	612,077	406,921
Unrealized loss on short-term investments	(274,000)	-
Financing expense	(92,863)	(312,246)

Non-operating income, net	245,214	94,675

Net loss	$(8,557,507)	$(9,605,155)

Basic and diluted loss per share	$(0.37)	$(0.54)

Weighted average shares used in computing net loss per share:
Basic and diluted	23,063,282	17,827,522